Company Overview Exhibit 99.2

The information contained herein is a summary and it is not complete. It has been prepared for use only in connection with the private placement (the “Placement”) of securities (the “Securities”) of FB Financial Corporation (the “Company”). The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in a private placement exempt from registration under the Securities Act and other applicable securities laws, and may not be re-offered or re-sold absent registration or an applicable exemptions from the registration requirements. The Securities are not a deposit or an account that is insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. The information contained herein is being furnished solely for the purpose of enabling prospective investors to determine whether they wish to proceed with further investigation of the Company and the Placement. As it is a summary, such information is not intended to and does not contain all the information that you will require to form the basis of any investment decision. The information contained herein speaks as of the date hereof. Neither the delivery of this information or any eventual sale of the Securities shall, under any circumstances, imply that the information contained herein is correct as of any future date or that there has been no change in the Company’s business affairs described herein after the date hereof. Nothing contained herein is, or should be relied upon as, a promise or representation as to future performance. Neither the Company nor any of its affiliates undertakes any obligation to update or revise this presentation. The Company anticipates providing you with the opportunity to ask questions, receive answers, obtain additional information and complete your own due diligence review concerning the Company and the Placement prior to entering into any agreement to purchase Securities. By accepting delivery of the information contained herein, you agree to undertake and rely on your own independent investigation and analysis and consult with your own attorneys, accountants, and other professional advisors regarding the Company and the merits and risks of an investment in the Securities, including all related legal, investment, tax, and other matters. The Company shall not have any liability for any information included herein or otherwise made available in connection with the Placement, except for liabilities expressly assumed by the Company in the subscription agreement and the related documentation for each purchase of Securities. The information contained herein does not constitute an offer to sell or a solicitation of an offer to purchase the Securities described herein nor shall there be any sale of such Securities in any state or jurisdiction in which such an offer or solicitation is not permitted or would be unlawful. Each investor must comply with all legal requirements in each jurisdiction in which it purchases, offers, or sells the Securities, and must obtain any consent, approval, or permission required by it in connection with the Securities or the Placement. The Company does not make any representation or warranty regarding, and has no responsibility for, the legality of an investment in the Securities under any investment, securities, or similar laws. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), THE FDIC, OR ANY OTHER GOVERNMENT AGENCY, NOR HAS THE SEC, THE FDIC, OR ANY OTHER GOVERNMENT AGENCY PASSED ON THE ADEQUACY OR ACCURACY OF THIS PRESENTATION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. Confidentiality and Recipient’s Undertakings The information contained herein is confidential and proprietary to the Company and its subsidiaries unless such information has been previously publicly disclosed. By accepting delivery of this information, the intended recipient is deemed to have acknowledged and agreed to the following: • The information contained herein will be used by the recipient solely for the purpose of deciding whether to proceed with a further investigation of the Company and its subsidiaries; • This information will be kept in strict confidence and will not, whether in whole or in part, be released or discussed by the recipient, nor will any reproductions of such information be made, for any other purpose other than an analysis of the merits of an eventual investment in the Company by its intended recipient; and • Upon written request of the Company, this information, any other documents or information furnished and any and all reproductions thereof and notes relating thereto will be promptly returned to the Company. Notice to prospective investors

This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements in some cases through the Company’s use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the Company’s future business and financial performance and/or the performance of the banking and mortgage industry and economy in general and the Company’s the proposed acquisition, the timing, anticipated benefits and financial impact thereof. These forward-looking statements include, without limitation, statements relating to the anticipated benefits, financial impact and closing of the proposed acquisition by the Company of the Clayton Banks, including, the anticipated timing of the closing of the proposed acquisition, any expected increase in the Company’s earnings per share and any expected earn-back period related to dilution in tangible book value resulting from the proposed acquisition, acceptance by the customers of the Clayton Banks the Company’s products and services, the opportunities to enhance market share in certain markets, market acceptance of the Company generally in new markets, expectations regarding future investment in the Clayton Banks’ markets and the integration of the Clayton Banks’ operations. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this presentation including, without limitation, the parties’ ability to consummate the acquisition or satisfy the conditions to the completion of the acquisition, including the receipt of regulatory approvals required for the acquisition on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion and accounting and tax treatment of the acquisition; the possibility that any of the anticipated benefits of the proposed acquisition will not be fully realized or will not be realized within the expected time period; the risk that integration of the Clayton Banks’ operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the failure of the proposed acquisition to close for any other reason; the effect of the announcement of the proposed acquisition on employee and customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees and customers); dilution caused by the Company’s issuance of additional shares of its common stock in connection with the proposed acquisition and the Placement; the possibility that the proposed acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events; general competitive, economic, political and market conditions and fluctuations; and the other risks and factors set forth in the Company’s December 31, 2016 Form 10-K, filed with the SEC on March 31, 2017, under the captions “Cautionary note regarding forward-looking statements” and “Risk factors.” Many of these factors are difficult to foresee and are beyond the Company’s ability to control or predict. The Company believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. The Company does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law. Forward - looking statements

Additional Information and Participants in the Solicitation  This investor presentation is for informational purposes only and does not constitute a solicitation of any vote or approval with respect to the Company’s proposed acquisition of the Clayton Banks. The issuance of the shares of the Company’s common stock in connection with the proposed acquisition of the Clayton Banks by the Company will be submitted to the shareholders of the Company for their consideration as required. The Company will file with the SEC a proxy statement and deliver the proxy statement to its shareholders as required by applicable law. The Company may also file other documents with the SEC regarding the proposed acquisition. This investor presentation is not a substitute for any proxy statement or any other document which the Company may file with the SEC in connection with the proposed acquisition. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED ACQUISITION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company and the proposed acquisition, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge at www.firstbankonline.com (in the “Investor Relations” section of such website) copies of the materials it files with, or furnishes to, the SEC.   The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed acquisition. Information about the directors and executive officers of the Company is set forth in in the Company’s proxy statement for its 2017 annual meeting of shareholders, which was filed with the U.S. Securities and Exchange Commission on April 28, 2017. Such proxy statement can be obtained free of charge from the sources indicated above. Other information regarding those persons who are, under the rules of the SEC, participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Use of non-GAAP financial measures This presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding our underlying operating performance and the analysis of ongoing operating trends. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures we have discussed herein when comparing such non-GAAP financial measures. Below is a listing of the non-GAAP financial measures used in this presentation. Core net income, core diluted earning per share, the core efficiency ratio, and core return on average assets and equity are non-GAAP measures that excludes securities gains (losses), merger-related and conversion expenses, one time IPO equity grants and other selected items. The Company’s management uses this measure in their analysis of the Company’s performance. The Company’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. The most directly comparable financial measure calculated in accordance with GAAP is the efficiency ratio. Tangible book value per common share and tangible common equity to tangible assets are non-GAAP measures that exclude the impact of goodwill and other intangibles used by the Company’s management to evaluate capital adequacy. Because intangible assets such as goodwill and other intangibles vary extensively from company to company, we believe that the presentation of this information allows investors to more easily compare the Company’s capital position to other company companies. The most directly comparable financial measure calculated in accordance with GAAP is book value per common share and our total shareholder’s equity to total assets. Core deposits is a non-GAAP financial measure used by management and investors to evaluate organic growth of deposits and the quality of deposits as a funding source. We calculate core deposits by excluding jumbo time deposits (greater than $250,000) from total deposits. The most directly comparable financial measure calculated in accordance with GAAP is total deposits. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures are provided on the appendix to this presentation.

Offering Summary FB Financial Corporation ("FB Financial" ) Keefe Bruyette & Woods, Inc., Stephens Inc. Placement Agents Co-Placement Agents To restructure the consideration to be paid to Clayton HC, Inc. in connection with the acquisitions of American City Bank and Clayton Bank & Trust 1 and general corporate purposes Use of Proceeds 90 days for officers and directors FBK will file to register the shares within 20 days of closing Registration $159 million 4,806,710 shares (based on 19.99% of 3/31/17 common shares outstanding) Offering Size Shares Offered NYSE / FBK Exchange / Ticker Issuer Lock-Up Sandler O’Neill + Partners, L.P., Raymond James & Associates, Inc. Pricing May 26, 2017 Private Placement of Common Stock Offering Type 100% Primary Offering Structure 1The acquisition remains subject to applicable regulatory approvals and other customary closing conditions Offer Price per Share $33.00

Use of Proceeds and Financial Impact

- Use of proceeds intended to restructure consideration mix of Clayton transaction to resolve regulatory competitive issues
- FBK and Clayton HC, Inc. have agreed to replace 4.339 million shares with $124.2 million in cash
- All other terms remain consistent except that FBK has the option to deliver any combination of cash / sub debt totaling $60 million

	Original Transaction Structure	Revised Transaction Structure[1]
Consideration to Clayton HC, Inc.	■ Capital Dividend: $79.5 million ■ Common Stock: 5.860 million shares ■ Subordinated Debt: $60 million ■ Cash Consideration: $0 million	■ Capital Dividend: $79.5 million ■ Common Stock: 1.521 million shares ■ Subordinated Debt / Cash: $60 million ■ Cash Consideration: $124.2 million
Estimated Financial Impact	■ Total FBK Shares Issued: 5.860 million ■ Clayton HC, Inc. Ownership: 19.6% ■ 2018 EPS Accretion: 15% + ■ Initial TBV Impact: ~(6)% dilutive ■ TBV Earnback: 1.50 years	■ Total FBK Shares Issued: 6.328 million ■ Includes FBK Shares in Offering ■ Clayton HC, Inc. Ownership: 4.99% ■ 2018 EPS Accretion: Incrementally more accretive ■ Initial TBV Impact: <(2)% dilutive ■ TBV Earnback: 0.25 years
Estimated Capital Impact at Close	■ TCE / TA: ~8.0% ■ Tier 1 Leverage Ratio: ~9.0% ■ CET 1 Ratio: ~9.3% ■ Total RBC: ~12.2%	■ TCE / TA: ~8.3% ■ Tier 1 Leverage Ratio: ~9.3% ■ CET 1 Ratio: ~9.8% ■ Total RBC: ~12.0%

[1] Revised transaction structure has been agreed in principle amongst the parties and is subject to the execution of a definitive amendment to the existing purchase agreement, which the parties intend to execute prior to the pricing of the placement.
Note: Estimated financial and capital impacts include acceleration of community investments as described on page 23; indicative based on $33.00 offer price per share and $30 million cash / $30 million sub debt mix

FB FirstBank

6

Strategically compelling and financially attractive transaction 1 Assumes 38.1% tax effect on pre-tax income. Source: Company data and SNL Financial. Data as of or for the three months ended 3/31/17 Strategic Rationale Compelling Valuation Business Mix Shift Niche Lending Enhances Geography High Profitability ü ü ü ü ü

Snapshot of FB Financial today

Company overview

- Second largest Nashville-headquartered bank and third largest Tennessee-based bank
- Originally chartered in 1906, one of the longest continually operated banks in Tennessee
- Attractive footprint in both high growth metropolitan markets and stable community markets
  - Located in six major metropolitan markets in Tennessee and Alabama (Huntsville)
  - Leading market position in twelve community markets
  - Mortgage offices located throughout footprint and strategically across the nation
- Provides the personalized, relationship-based service of a community bank with the sophisticated products and capabilities more commonly found with a larger bank
  - Local people, local knowledge and local authority
- Completed largest bank IPO in Tennessee history in 3Q 2016
- Announced Clayton Banks acquisition in 1Q 2017

Financial highlights

Balance sheet highlights ($mm)	2015	2016	1Q17
Total assets	$2,899	$3,277	$3,167
Loans (HFI)	1,702	1,849	1,901
Total deposits	2,439	2,672	2,701
Loans (HFI) / Deposits	69.8%	69.2%	73.7%
TCE / TA[2]	6.43%	8.65%	9.34%

Key metrics[1] – (%)	2015	2016	1Q17
Core diluted earnings per share[2]	$1.91	$2.40	$0.42
Weighted average diluted shares	17.2	19.3	24.6
Pro forma core net income (millions) [2]	$32.9	$46.3	$10.3
Core return on average assets[2]	1.28%	1.54%	1.31%
Core return on average equity[2]	14.4%	16.7%	12.5%
Core efficiency ratio[2]	73.1%	70.6%	73.3%
NIM (tax-equivalent)	3.97%	4.10%	4.28%

[1] Our pro forma net income and tax-adjusted return on average assets include a pro forma provision for federal income taxes using a combined effective income tax rate of 35.08 and 36.75% for the years ended December 31, 2015 and 2016, respectively.

[2] See "Reconciliation of non-GAAP financial measures" and the Appendix hereto.

FB FirstBank

8

Experienced management team with average 25 years of banking experience



Christopher Holmes

President and CEO

8 years at FirstBank, 27 years of banking experience

- Joined *FirstBank* in 2010 as Chief Banking Officer
- Previously served various management positions at The South Financial Group, National Bank of Commerce and Trustmark National Bank
- 5 years of public accounting



Allen Oakley

Middle and East Tennessee Regional President

6 years at FirstBank, 35 years of banking experience

- Oversees the banking operations in Nashville, Chattanooga, Knoxville and surrounding counties
- Previously served as Managing Director for SunTrust Capital Markets and Manager of Corporate Financial with Regions Bank



Wilburn Evans

President, FirstBank Ventures

31 years at FirstBank, 31 years of banking experience

- Responsible for the bank's mortgage and investment functions as well as statewide strategy for fee income
- Joined *FirstBank* in 1987 as Chief Financial Officer
- 3 years of public accounting experience



Timothy Johnson

Chief Risk Officer

19 years at FirstBank, 29 years of banking experience

- Responsible for credit, compliance, risk management and audit
- Joined *FirstBank* in 1999 in Credit and Loan Admin
- Previous experience in municipal finance and mortgage lending



Paul Craig

Director of Corporate Development

7 years at FirstBank, 7 years of banking experience

- Responsible for leading, planning, and executing a wide range of special projects to help grow and improve the business
- Prior experience in real estate and public accounting sectors



James Gordon

Chief Financial Officer

2 years at FirstBank, 30 years of banking & accounting experience

- Served FirstBank as external auditor for 4 years
- Previously served as CFO – The South Financial Group; CAO – National Bank of Commerce; CRO - Union Planters; Partner – PwC, BDO and HORNE
- Previous experience with *FirstBank* senior management team



David Burden

West Tennessee Regional President

16 years at FirstBank, 32 years of banking experience

- Oversees banking operations in Huntingdon, Memphis, Huntsville, Paris, Jackson, Camden, Lexington and the surrounding region
- Previously held the positions of Senior Vice President and Senior Lending Officer for Union Planters in Paris, TN



Renee (Winnie) Bunch

Chief Financial Officer, FirstBank Ventures

25 years at FirstBank, 25 years of banking experience

- Currently CFO of *FirstBank Ventures*, previously CFO of Company and other functions
- 9 years of experience in public accounting and as fiscal director of two large nonprofit agencies



Wade Peery

Director of Operations and Technology

6 years at FirstBank, 26 years of banking experience

- Oversees IT, branch and back-office operations and sales
- Previously served as the Middle Tennessee Manager for Regions Bank's Treasury Management Department



Jeanie Rittenberry

Director of Marketing and Communications

5 years at FirstBank, 18 years of banking experience

- Responsible for marketing, training, public relations, and internal and external communications
- Previously served as a Senior Vice President and director of Marketing for National Commerce Bank Services, Inc.

FB FirstBank

9

A leading community bank headquartered in Tennessee Top 10 banks in Tennessee¹ Top 10 banks under $20bn assets in Tennessee¹ Source: SNL Financial; Note: Deposit data as of June 30, 2016; Pro forma for pending acquisitions announced as of April 28, 2017 1Sorted by deposit market share, deposits are limited to Tennessee #2 community bank in Tennessee

Attractive footprint with balance between community and metropolitan markets 2 69 123 Blue dots 193 210 228 Metro markets 130 131 135 Highway 167 169 172 State county outlines 87 154 87 Green dots 148 194 148 Community markets Source files are 619754_FirstBank Bancorp.ai and mapinfo Note: Financial data as of March 31, 2017. Market data as of June 30, 2016. Size of bubble represents size of company deposits in a given market Source: Company data and SNL Financial; Statistics based on county data. Nashville MSA Knoxville MSA Chattanooga MSA Huntsville MSA Memphis MSA Jackson MSA Metropolitan markets Community markets Our current footprint Total loans (excluding HFS) Total full service branches Total deposits Market rank by deposits: Nashville (13th) Chattanooga (7th) Jackson (4th) Memphis (42nd) Knoxville (43rd) Huntsville (21st) Paris Crossville Dayton Shelbyville Smithville Fayetteville Waverly Linden Parsons Camden Huntingdon Lexington

Strong presence in high growth metropolitan markets

Nashville rankings: "The new 'it' City" – *The New York Times*[1]

# 1	Leader in advanced industry job growth *(Brookings, August 2016)*
# 2	Most attractive mid-sized cities for business *(KPMG, April 2014)*
# 4	Cities creating the most tech jobs *(Forbes, November 2013)*
# 5	Best cities for business and careers *(Forbes, August 2013)*

Home to great sports teams and universities

[1] January 8, 2013 *"Nashville Takes its Turn in the Spotlight"*

Nashville growth

Population growth 2010 – 2017 (%)



5.3%
12.6%
US
Nashville

Projected population growth 2017 – 2022 (%)



3.8%
7.0%
US
Nashville

Job growth 2011 – 2016 (%)



8.2%
18.4%
US
Nashville

Chattanooga

- 4th largest MSA in TN
- Diverse economy with over 28,000 businesses
- Employs over 260,000 people
- 11% population growth between 2000-2010, projected to be 20% growth by 2019

Memphis

- 2nd largest MSA in TN
- Diversified business base and has the busiest cargo airport in North America
- 10 million tourists visit annually, generating approximately $3 billion for the local economy in 2014

Knoxville

- 3rd largest MSA in TN
- Supports 120 automotive component manufacturers providing over 13,000 jobs
- Well situated to attract the key suppliers and assembly operations in the Southeast

Huntsville

- Located in northern Alabama
- One of the strongest technology economies in the nation, with over 300 companies performing sophisticated government, commercial and university research

Jackson

- 6th largest MSA in TN
- FirstBank is an established leader with #3 market share

Source: SNL Financial; Chattanooga, Knoxville, Memphis, Huntsville Chambers of Commerce, U.S. Department of Labor, Bureau of Labor Statistics

FirstBank

12

Delivering profitability and growth Drivers of profitability improvement 1 Our pro forma net income and tax-adjusted return on average assets include a pro forma provision for federal income taxes using a combined effective income tax rate of 33.76%, 35.37%, 35.63%, 35.08%, and 36.75% for the years ended December 31, 2012, 2013, 2014, 2015, and 2016, respectively. 2 See “Reconciliation of non-GAAP financial measures” and the Appendix hereto. Core pro forma return on average assets1 2 (%) NIM (%) Noninterest income ($mm) +76 bps Loans / deposits (%) NPA / assets (%) (231) bps Increased ROAA by 67 bps

Net interest margin driven by multiple levers Historical yield and costs 1 Includes tax-equivalent adjustment NIM (%) 3.52% 3.75% 3.93% 3.97% 4.10% 4.28% NIM, ex-accretion (%) 3.52% 3.75% 3.93% 3.96% 3.97% 4.12% Deposit cost (%) 0.78% 0.48% 0.36% 0.30% 0.29% 0.32% Loan (HFI) yield 2015 2016 1Q17 Contractual interest rate on loans HFI1 4.77% 4.70% 4.69% Origination and other loan fee income 0.28% 0.46% 0.40% 5.05% 5.16% 5.09% Accretion on purchased loans 0.02% 0.20% 0.25% Loan syndication fees 0.05% 0.05% 0.08% Total loan yield (HFI) 5.12% 5.41% 5.42%

Consistent loan growth and balanced portfolio Total loan growth1 ($mm) and commercial real estate concentration Loan portfolio breakdown1 4Q 2012 1Q 2017 Total HFI loans: $1,901mm Note: Financial data as of March 31, 2017 1 Exclude HFS loans, C&I includes owner-occupied CRE 2 Risk-based capital at bank level as reported in Call Report. Commercial real estate (CRE) concentration2 % of risk-based Capital 12/31/15 12/31/16 3/31/17 C&D loans subject to 100% risk-based capital limit 100% 81% 85% Total CRE loans subject to 300% risk-based capital limit 210% 184% 186%

Asset quality continues to improve Source: Financials as of March 31, 2017 1 1Q 2017 data annualized. Classified loans ($mm) Net charge-offs / average loans1 NPAs / assets LLR / loans (231) bps ($50) mm

Stable, low cost core deposit franchise Total deposits ($mm) 1 Includes $45.4 million and $47.7 million in mortgage servicing-related escrow deposits for the year ended December 31, 2016 and the quarter ended March 31, 2017, respectively. Noninterest bearing deposits ($mm)1 CAGR 18.4% Deposit composition Cost of deposits CAGR 9.7%

Mortgage Banking outlook impacted by higher rates, offset by channel mix Mortgage Banking LTM revenue of $118.3 million IRLC pipeline declined 16% from $532.9 million at year ended 2016 to $449.0 million at 1Q 2017 Business model continuing to shift to increased purchase volumes given market and interest rate environment Elected fair value accounting for MSRs, resulting in $0.5 million valuation decrease in 1Q 2017 Sold $1.1 billion of MSRs in April 2017, resulting in no material gain or loss Overview IRLC pipeline volume mix by purpose (%) IRLC pipeline volume by line of business (%) Consumer Direct Correspondent Third party originated Retail Retail footprint Refinance Purchase $3.48bn $5.97bn IRLC volume: IRLC pipeline: $263mn $533mn Gain on Sale ($mm) Servicing Revenue ($mm) Fair value HFS change ($mm) Fair value MSR change ($mm) Mortgage banking income Total ($mm) 2015 2016 1Q 2017 $64.3 $ 94.5 $ 27.6 $ 3.6 $ 12.1 $ 2.7 $ 2.3 $ 11.2 $ (4.7) $ -- $ -- $ (0.5) $70.2 $117.8 $25.1 $449mn $1.60bn

Improving operating leverage remains a key objective Continued focus to achieve better operating leverage Bank’s core system creates a scalable platform designed to drive and support growth across markets Capacity to grow business in key metropolitan markets, especially Nashville, Knoxville, Memphis and Huntsville MSAs, without adding significant fixed costs Continue to centralize operations and support functions while protecting our decentralized client service model Adjust mortgage banking model to current environment Core efficiency ratio (tax-equivalent basis)1 Improving operating efficiency 1 See “Reconciliation of non-GAAP financial measures” and the Appendix hereto. Segment data not available prior to 2013 2Pro Forma for recent acquisition of American City Bank and Clayton Bank and Trust; assumes no net income from targets is attributable to mortgage segment. 1Q 2017 Pre-tax contribution composition by segment Standalone Pro Forma2

Investment Highlights Balanced business model buoyed by low-cost core deposit base Experienced senior management team Strong financial performer: delivering profitability and growth Community bank culture and family values Scalable banking & mortgage platforms Complementary positions in high growth metropolitan markets and stable community markets

Appendix

Over 110 years of history in Tennessee

Writing the next chapter…



Organic growth
Acquisitions
Other
1990: Jim Ayers acquired sole control of the Bank
2001: Opened branches in Nashville and Memphis
2004: Opened branch in Knoxville
2008: Opened two branches in Chattanooga
2014: Opened branch in Huntsville, Alabama
2015: Awarded "Top Workplaces" by The Tennessean
2016: Rebranded to FB Financial and Completed IPO
Year: 1906 1984 1988 1990 1996 1999 2001 2003 2004 2006 2007 2008 2010 2012 2013 2014 2015 2016 2017[1]
1984: Jim Ayers and associate acquired the Bank
1988: Purchased assets of First National Bank of Lexington; Changed franchise name to FirstBank
1996: Purchased Bank of West Tennessee (Lexington) and Nations Bank branch (Camden)
1999: Acquired First State Bank of Linden
2001: Acquired Bank of Huntingdon
2003: Acquired The Bank of Murfreesboro in Nashville MSA
2007: Acquired branches from AmSouth Bank in Tennessee community markets
2015: Acquired Northwest Georgia Bank in Chattanooga
2016: Completed core operating platform conversion
2016: Completed integration of Northwest Georgia Bank in Chattanooga
2017: Announced acquisition of Clayton Bank and American City Bank
1984 1996 1999 2001 2003 2004 2006 2007 2008 2010 2012 2014 2015 2016 2017[1]
Total assets ($bn)
$0.3 $0.5 $0.8 $1.1 $1.1 $1.5 $1.9 $2.1 $2.1 $2.2 $2.4 $2.5 $3.3 $4.5

[1] 2017 pro forma for Clayton Banks. Excludes purchase accounting adjustments.
Source: Company filings.

FB FirstBank

22

Key transaction assumptions – Clayton Banks Acquisition

Transaction Structure	■ Taxable transaction to seller; FB Financial receives a step-up in basis
Cost Savings	■ Estimated noninterest expense savings of 20%, with 50% of such savings being achieved during 2017; 100% achieved in 2018 and thereafter ■ Planned capital expenditure of $3 million for bank improvements and technology upgrades ■ Additional branches in Knoxville market plus community investments considered in model
Updated Transaction Expenses	■ Estimated one-time transaction expenses of $10.0 million (pre-tax) ■ Acceleration (from 2018 and 2019) of up to $10.0 million (pre-tax) of community investments[1]
Loan Mark	■ Gross loan mark of $30.2 million (~2.87% of gross loans) ■ Gross loan mark is before reversals of ALLL ($20.4 million), remaining discount on acquired loans ($7.1 million) and deferred loan fees ($4.2 million)
Other Marks	■ $2 million mark on certificates of deposit and borrowings ■ $0.8 million mark on OREO (~25%)
CDI	■ Core deposit intangible of <2% of transaction accounts (~$9.3mm)
Revenue Synergies	■ None assumed; although significant opportunities exist in mortgage and treasury services

Note: Transaction remains subject to applicable regulatory approvals (Federal Reserve, FDIC and TDFI) and other customary closing conditions.
[1]Accelration of community investments included in estimated financial and capital impact on page 6

FB FirstBank

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Extensive due diligence conducted Close coordination with Clayton Banks’ management teams in all aspects of strategy and operations Risk management analysis done by FirstBank’s senior management, including CEO, CFO, CRO, CCO, Operations, Human Resources, Compliance and General Counsel Comprehensive credit review of Clayton Banks’ loan portfolios, utilizing both internal and external resources Conducted detailed review, utilizing internal and external resources, with greater than 90% dollar coverage of loans $1 million and above 100% coverage of Clayton Bank consumer loans via credit score refresh 83% dollar coverage of MH Communities loans Thorough balance sheet and liquidity analysis Extensive review and analysis of existing IT and operational capabilities at Clayton Banks Assessment of every facility and developed a plan for future including enhancements where necessary

Loan and deposit mix Pro Forma Loan Portfolio Pro Forma Deposit Mix Pro forma loan (HFI)-to-deposit ratio 82% Diversified portfolio with 38% C&I (includes CRE - Owner-Occupied) Pro forma loan yield estimated at 5.70%, FBK’s was 5.42% in 1Q 2017 Deposit profile of combined bank: 48% checking, 80% transactional, with 25% noninterest-bearing Pro forma cost of deposits 0.40%, compared to FBK’s 0.32% in 1Q 2017 Primary focus remains on core, relationship-focused deposit gathering Source: Company filings; Note: Financial data as of March 31, 2017. Excludes purchase accounting adjustments.

Clayton Banks credit quality Loans Outstanding ($ millions) NPAs / Assets NCOs / Average Loans1 ALLL / Gross Loans HFI CAGR: 7.9% Source: SNL Financial & Company filings; Note: Financial data as of March 31, 2017. 1 Annualized

Manufactured Housing niche lending adds meaningful risk-adjusted profitability MH Balances ($M) MH Niche comprised of three areas operated from Knoxville with a national platform MH Communities (MHC) C&I and CRE-focused lending to experienced, sophisticated owners / operators of MH communities MH Retail (MHR) Consumer mortgage / chattel loans for purchase of manufactured homes originated through a network of approved retailers Third Party MH Servicing Leveraging operational expertise to service MH retail loans for third parties, primarily for MH community owners No associated MSR asset Unpaid Principal Balance & Servicing Revenue2 NCOs / Average Loans1 CAGR: 9.7% Source: Company documents; Note: Financial data as of March 31, 2017. 1 Annualized 2 1Q 2017 servicing revenue data reflects the three months ended March 31, 2017

FBK Historical Financials

	For the Year Ended, 2013	2014	2015	2016	Three months ended, Q1 '17
Balance Sheet Data:					
Total Assets	$2,258,387	$2,428,189	$2,899,420	$3,276,881	$3,166,459
Total Loans	1,400,825	1,604,670	1,975,040	2,356,226	2,266,168
Deposits	1,803,567	1,923,569	2,438,474	2,671,562	2,701,199
Tangible Common Equity	137,675	164,829	183,075	279,068	291,104
Income Statement Data:					
Interest Income	$87,082	$92,889	$102,782	$120,494	$32,889
Interest Expense	11,606	9,513	8,910	9,544	2,638
Net Interest Income	75,476	83,376	93,872	110,950	30,251
Provision for Loan Losses	(1,519)	(2,716)	(3,064)	(1,479)	(257)
Net Interest Income After Provision	76,995	86,092	96,936	112,429	30,508
Noninterest Income	41,161	50,670	89,903	143,403	31,836
Noninterest Expense	89,359	99,031	135,266	187,280	46,678
Income Before Income Taxes	28,797	34,731	50,824	62,324	15,178
State Income Tax Expense	1,894	2,269	2,968	21,733	5,425
Net income (loss)	26,903	32,462	47,856	40,591	9,753
Selected Operating Ratios:					
Core ROAA [1]	0.84 %	0.99 %	1.28 %	1.54 %	1.31 %
Core ROAE [1]	9.68	11.23	14.37	16.73	12.52
Net Interest Margin	3.75	3.93	3.97	4.10	4.28
Core Efficiency Ratio (tax-equivalent basis) [1]	75.2	73.9	73.1	70.6	73.3
Per Share Data:					
Diluted Earnings	$1.57	$1.89	$2.79	$2.10	$0.40
Book Value	11.04	12.53	13.78	13.71	14.16
Tangible Book Value [1]	8.01	9.59	10.66	11.58	12.05
Asset Quality:					
Nonperforming Assets / Total Assets	1.72 %	1.01 %	0.86 %	0.58 %	0.56 %
Reserves / Loans Held for Investment	2.41	2.05	1.50	1.18	1.20
Reserves / Nonperforming loans	68.1	110.0	121.7	163.9	139.7
NPAs / Loans + OREO	3.99	2.08	1.60	0.87	1.02
Net Charge Offs (Recoveries) / Average LHI	0.35	0.04	0.10	0.07	(0.31)
Texas Ratio	34.7	18.3	15.7	7.3	7.9
Capital Ratios:					
Tang Common Equity / Tang Assets [1]	6.24 %	6.93 %	6.43 %	8.65 %	9.34 %
Leverage Ratio	7.97	8.10	7.64	10.05	10.46
Common Equity Tier 1 Capital Ratio	--	--	8.23	11.04	11.14
Tier 1 Capital Ratio	11.47	11.32	9.58	12.19	12.42
Total Capital Ratio	13.41	13.18	11.15	13.03	13.28

Source: SNL Financial. Dollars in thousands except for per share data.

[1] See "Reconciliation of non-GAAP financial measures" and the Appendix hereto.

FB FirstBank

28

Reconciliation of non-GAAP financial measures Pro forma core net income

Reconciliation of non-GAAP financial measures (cont’d) Pro forma core diluted earnings per share

Reconciliation of non-GAAP financial measures (cont’d) Tax-equivalent core efficiency ratio (1) Efficiency ratio (GAAP) is calculated by dividing non-interest expense by total revenue.

Tangible book value per common share and tangible common equity to tangible assets Reconciliation of non-GAAP financial measures (cont’d) On June 28, 2016, the Company declared a 100-for-1 stock split, increasing the number of issued and authorized shares from 171,800 to 17,180,000 and 250,000 to 25,000,000, respectively. Additional shares issued as a result of the stock split were distributed immediately upon issuance to the shareholder on that date. Share and per share amounts included in the consolidated financial statements and notes thereto reflect the effect of the split for all periods presented. Additionally, in July 2016, the Company increased the authorized shares from 25,000,000 to 75,000,000.

Core deposits Reconciliation of non-GAAP financial measures (cont’d) Core pro forma return on average assets and equity $ $ $ $ $ $ $ $ $ $ $ $